Exhibit 32

Certification of the Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

We, Wayland J. Russell, the Chairman and Chief Executive Officer of Rainbow Rentals, Inc. (the “Company”), and Michael A. Pecchia, Chief Financial Officer of the Company, certify that to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2003 of the Company (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WAYLAND J. RUSSELL

Wayland J. Russell,
Rainbow Rentals, Inc.
Chairman and Chief Executive Officer

/s/ MICHAEL A. PECCHIA

Michael A. Pecchia,
Rainbow Rentals, Inc.
Chief Financial Officer

November 13, 2003

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